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                                                                     EXHIBIT 2.2

                                                                  EXECUTION COPY

                               SECOND AMENDMENT TO
                            ASSET PURCHASE AGREEMENT

         THIS SECOND AMENDMENT TO ASSET PURCHASE AGREEMENT (the "First Amendment") is made and entered into as of the __th day of November 1997, by and among MACHINE TOOL AND GEAR, INC., a Michigan corporation ("Seller"), JON C. LEBLANC, DANIEL A. LEBLANC, THOMAS P. LEBLANC, JOSEPH T. LEBLANC, and PATRICK J. LEBLANC ("Indemnitors"), JMJ AND COMPANY, a Michigan co-partnership ("JMJ"), and NEWCOR, INC., a Delaware corporation ("Buyer").

                                    RECITALS

         Seller, Indemnitors, JMJ and Buyer entered into an Asset Purchase Agreement dated as of October 1, 1997, as amended by that certain First Amendment to Asset Purchase Agreement dated October 28, 1997 (the "Agreement"), but subsequently have determined that certain amendments to the Agreement are necessary and appropriate and therefore wish to amend the Agreement as set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements, representations and warranties hereinafter set forth, Buyer, Seller, Indemnitors and JMJ agree as follow:

         1. Subsection 3.02(d) of the Agreement shall be and hereby is amended and restated in its entirety to read as follows:

                "(d) On the Closing Date, a promissory note bearing simple interest at the rate of 8% per annum and secured by a security interest in the Assets (which shall expressly permit sales of Assets in the ordinary course of business) shall be executed by Buyer in favor of Seller in the amount of Twenty-One Million Eight Hundred Fifty Thousand Dollars ($21,850,000.00) and (unless the Leroy Property becomes an Excluded Asset as provided in Section 2.01(k), in which event no amount shall be paid to JMJ) a promissory note bearing simple interest at the rate of 8% per annum and secured by a lien on the Leroy Property shall be executed by Buyer in favor of Seller in the amount of Four Hundred Thousand Dollars ($400,000.00) to JMJ, respectively;"

         2. Except as amended hereby, the Agreement is ratified and confirmed in all respects.

                     (THIS SPACE INTENTIONALLY LEFT BLANK]




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         IN WITNESS WHEREOF, the parties hereto have executed this Second
Amendment as of the date and year first above written.

                         "SELLER"

                         MACHINE TOOL AND GEAR, INC.,
                            a Michigan corporation

                         By:
                            ---------------------------------
                                  Jon C. LeBlanc
                                  Its: President

                         "BUYER"

                         NEWCOR, INC., a Delaware corporation

                         By:
                            ---------------------------------
                                  W. John Weinhardt
                                  Its: President

                         "INDEMNITORS"


                         -----------------------------------------
                         Name:             Jon C. LeBlanc
                         Address:          c/o North   Lakes
                                           Manufacturing, Inc.
                                           1021 North Shiawassee
                                           Corunna, Michigan 48817


                         -----------------------------------------
                         Name:             Daniel A. LeBlanc
                         Address:          c/o North Lakes
                                           Manufacturing, Inc.
                                           1021 North Shiawassee
                                           Corunna, Michigan 48817


                         -----------------------------------------
                         Name:             Thomas P. LeBlanc
                         Address:          c/o North Lakes
                                           Manufacturing, Inc.
                                           1021 North Shiawassee
                                           Corunna, Michigan 48817



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                         "INDEMNITORS"   (continued from
                                      previous page)


                         -----------------------------------------
                         Name:             Joseph T. LeBlanc
                         Address:          c/o North Lakes
                                           Manufacturing, Inc.
                                           1021 North Shiawassee
                                           Corunna, Michigan 48817

                         -----------------------------------------
                         Name:             Patrick J. LeBlanc
                         Address:          c/o North Lakes
                                           Manufacturing, Inc.
                                           1021 North Shiawassee
                                           Corunna, Michigan 48817

                         "JMJ"

                         JMJ and Company

                         -----------------------------------------
                         Name: Jon LeBlanc
                         Partner






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